Exhibit B

AMENDMENT TO THE CONSIGNED MANAGEMENT
AGREEMENT

by and between

HEILONGJIANG YANGLIN SOYBEAN GROUP CO., LTD.and

FAITH WINNER ( JIXIAN ) AGRICULTURE DEVELOPMENT
COMPANY LIMITED

April 3, 2009

AMENDMENT TO THE CONSIGNED MANAGEMENT
AGREEMENT

This Amendment to the Consigned Management Agreement (the “ Amendment”) is entered into on April 3, 2009 by and between the following parties in Jixian County, Heilongjiang Province, the People’s Republic of China.

Party A: Heilongjiang Yanglin Soybean Group Co., Ltd.

Registered Address: Hedong District, Fuli Town, Jixian County,
Shuangyashan, Heilongjiang, China.
Legal representative: Liu Shulin

Party B: Faith Winner (Jixian) Agriculture Development Company Limited

Registered Address: Yanglin Plaza, Fuli Town, Jixian County, Shuangyashan,
Heilongjiang, China.
Legal representative: Liu Shulin

WHEREAS:

1.           Party A, a liability limited company incorporated under PRC laws in Heilongjiang Province, engages in the business of acquisition of soybeans or processing of soybean products, which is licensed by Administrative Departments for Industry and Commerce Shuangyashan Branch, Heilongjiang Province, P. R. China;

2.           Party B, a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (the “PRC”), engages in the business of technical support and consigned management services on agriculture development, technical support, technical transfer, and information consulting (excluding the restricted projects);

3.           Party A and Party B entered into the Consigned Management Agreement dated September 24, 2007 (the “Agreement”).

NOW, THEREFORE, the Parties through mutual negotiations hereby enter into this Amendment with respect to the matters in connection with the amendment of Article 6 of the Agreement as follows:

1. Article VI of the Agreement shall be modified, amended and restated in its entirety to read:

 “Party A shall pay the consigned management fee, equal to 5% of its annual net sales as set forth in the audited financial statement in its annual report on form 10-K (“Annual Net Sales”) to Party B; In the event that the annual net income after tax as set forth in the audited financial statement in its annual report on form 10-K (the “Net Income”) is less than 6% of the Annual Net Sales, Party A shall not be obligated to pay Party B any shortfall.  In the event that the Net Income is greater than 6%, Party A shall maintain any excess on its books and shall not distribute any of such excess until after Party B exercises its exclusive purchase option pursuant to the Exclusive Purchase Option Agreement dated September 24, 2007 between Party A and Party B.”
2.           Article VIII G 4 of the Agreement shall be supplemented by the following:

“To the extent that there shall be any discrepancies between the Agreement and this Amendment, this Amendment shall control.”

3.           This Amendment is executed in both Chinese and English; each version shall be equally valid and authentic. There are two (2) originals for each version, each Party holds one and each original copy has the same legal effect.

[SIGNATURE PAGE ONLY]

IN WITNESS THEREFORE, the parties hereof have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

Party A: Heilongjiang Yanglin Soybean Group Co., Ltd.

Legal representative: /s/ Liu Shulin

(Seal)

Party B: Faith Winner (Jixian) Agriculture Development Company Limited

Legal representative: /s/ Liu Shulin

(Seal)